Exhibit 99.1

Selectica Receives Delisting Warning Letter from NASDAQ

SAN JOSE, Calif., DATE — Selectica, Inc. (Nasdaq: SLTC), a leading provider of enterprise contract lifecycle management and sales configuration solutions, today announced that it had received notice on September 15, 2009 from The NASDAQ Stock Market (“NASDAQ”) that for the previous 30 consecutive trading days, the Company’s common stock closed below the minimum $1.00 bid price per share required by NASDAQ Listing Rule 5450(a)(1).

In accordance with Listing Rule 5810(c)(3)(A), the Company has 180 calendar days, or until March 15, 2010, to regain compliance. If, at any time before March 15, 2010, the bid price for the Company’s common stock closes at $1.00 or more for the minimum 10 consecutive business days required, the NASDAQ staff will provide written confirmation to the Company that it complies with Listing Rule 5450(a)(1), unless NASDAQ staff exercises its discretion to extend this 10 day period pursuant to Listing
Rule 5810(c)(3)(F).

If compliance with the rule cannot be demonstrated by March 15, 2010, the Company will receive written notification that its securities are subject to delisting. At that time, the Company may appeal the staff’s determination to a Hearings Panel. Alternatively, the Company may be eligible for an additional 180 day grace period if it meets the initial listing criteria set forth in Listing Rule 5505, except for the bid price requirement, for The Nasdaq Capital Market. To avail itself of this alternative, the Company will need to submit an application to transfer its securities to The Nasdaq Capital Market.

About Selectica, Inc.

Selectica (NASDAQ:SLTC) provides Global 2000 companies with solutions that automate complex contract management and sales configuration processes.

Selectica’s enterprise solutions streamline critical business functions including sales, procurement, and corporate governance, and enable companies to eliminate risk, increase revenue, and cut costs. Selectica customers represent leaders in manufacturing, technology, retail, healthcare, and telecommunications, including Bell Canada, Cisco, Covad Communications, Fujitsu, Hitachi, International Paper, ManTech, Levi Strauss & Co., Qwest Communications, and Rockwell Automation. For more information, visit www.selectica.com.

Forward Looking Statements

Certain statements in this release and elsewhere by Selectica are forward-looking statements within the meaning of the federal securities laws and the Private Securities Litigation Reform Act of 1995. Such information includes, without limitation, business outlook, assessment of market conditions, anticipated financial and operating results, strategies, future plans, contingencies and contemplated transactions of the Company. Such forward-looking statements are not guarantees of future performance and are subject to known and unknown risks, uncertainties and other factors which may cause or contribute to actual results of Company operations, or the performance or achievements of the Company or industry results, to differ materially from those expressed, or implied by the forward-looking statements. In addition to any such risks, uncertainties and other factors discussed elsewhere herein, risks, uncertainties and other factors that could cause or contribute to actual results differing materially from those expressed or implied for the forward-looking statements include, but are not limited to the on-going global recession; fluctuations in demand for Selectica’s products and services; government policies and regulations, including, but not limited to those affecting the Company’s industry; and risks related to the Company’s past stock granting policies and related restatement of financial statements. Selectica undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise. Additional risk factors concerning the Company can be found in the Company’s most recent Form 10-K, and other reports filed by the Company with the Securities and Exchange Commission.

Contact:

Investor Contact: Scott Wilson, (415) 785-7945, ir@selectica.com

Media Contact: Allen Pogorzelski, (408) 545-2531, pr@selectica.com